Exhibit 10.1

MASTER LETTER OF CREDIT FACILITY AGREEMENT

This Master Letter of Credit Facility Agreement (this "Agreement") is entered into at Columbus, Ohio, as of the 27th day of July, 2009 (the “Effective Date”), by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), and M/I HOMES, INC., an Ohio corporation (the "Company").

1. Letter of Credit Facility.

1.1.            Generally.  Subject to the terms and conditions hereof, Bank, upon the proper application by the Company, will issue standby letters of credit in the form of Exhibit "A" attached hereto, or such other form as the Bank may approve from time to time (each, a "Letter of Credit"), provided that the aggregate stated value outstanding at any one time shall in no event exceed $8,750,000.00 (the "Facility"), and provided, further, that all Letters of Credit issued under this Section 1.1 shall expire not later than one (1) year from the date of issuance.  The Company's right to obtain the issuance of Letters of Credit under the Facility shall terminate on September 30, 2010.

Each request for a Letter of Credit submitted by the Company shall, at the option of the Bank, be accompanied by the following materials (collectively, the "LC Application Materials"):

a.	An application (the "Application") in the form of Exhibit "B" attached hereto and made a part hereof, or such other form as the Bank may require from time to time;
b.	An executed reimbursement agreement (the "Reimbursement Agreement") in the form of Exhibit "C" attached hereto and made a part hereof, or such other form as the Bank may require from time to time;
c.	An executed security agreement (the "Security Agreement") in the form of Exhibit "D" attached hereto and made a part hereof, or such other form as the Bank may require from time to time;
d.	Cash (the "Cash Collateral") in an amount equal to not less than 101% of the face amount of the applicable Letter of Credit, which the Bank shall deposit in an Account (hereinafter defined);
e.	Such information as the Bank reasonably requests regarding the intended use of the Letter of Credit;
f.	Such other documents or materials as the Bank may request from time to time.

With respect to each request for the issuance of a Letter of Credit, the Company shall present the LC Application Materials to the Bank not later than noon, Columbus, Ohio time, on a Business Day that is not less than four (4) Business Days prior to the Business Day on which issuance of the Letter of Credit is desired.  "Business Day" means a day which is not a Saturday or Sunday or a legal holiday and on which the Bank is not required by law or other governmental action to close in Ohio.

At the request of the Company, and subject to the terms and conditions of this Agreement, the Bank shall issue Letters of Credit on behalf of one or more Company Subsidiaries (hereinafter defined), provided, however, that the applicable Company Subsidiary(ies) and the Company shall be jointly and severally liable for all obligations pursuant to this Agreement, the applicable Reimbursement Agreement, and the other Loan Documents.

Notwithstanding anything in any Reimbursement Agreement to the contrary, to the extent that any provision of this Agreement or any Security Agreement is inconsistent with any Reimbursement Agreement, the terms of this Agreement and any Security Agreement shall prevail.  Specifically, without limitation, the security interest granted by the Company to the Bank pursuant to any Reimbursement Agreement shall be limited to the Collateral (as defined in any applicable Security Agreement), and the Bank shall not file any financing statement that contains a collateral description that is broader than such definition of Collateral.

1.2           Account(s).  The Bank shall deposit the Cash Collateral in one or more accounts at the Bank specified in the Security Agreement (each, an "Account").  Each Account shall be an interest bearing account (unless the Company requests a non-interest bearing account) satisfactory to the Bank, including as of the Effective Date, without limitation, money market accounts and commercial paper open accounts.  The Cash Collateral applicable to a given Letter of Credit shall be held in the Account until the earlier of (a) the occurrence of a draw pursuant to the Letter of Credit, or (b) the expiration of the Letter of Credit.  Upon the expiration of a Letter of Credit, provided that no draws have been made upon such Letter of Credit, Bank shall remit to the Company an amount equal to the Cash Collateral together with any interest earned thereon.

1.3 Letter of Credit Draws.  In the event that the Bank pays any sum (a "LC Draw Amount") drawn by the beneficiary of an outstanding Letter of Credit (a "LC Draw"), interest shall immediately start to accrue on the LC Draw Amount at the Adjusted One Month LIBOR Rate (hereinafter defined), and such interest shall continue to accrue until reimbursement in full to the Bank.  In the event that the LC Draw Amount (together with accrued interest) has not been repaid to Bank within ten (10) Business Days, then the Bank may, without further notice to the Company and at Bank’s sole option, reimburse itself from the Account applicable to the Letter of Credit.  In the event that the funds contained in the Account are not sufficient to reimburse the Bank for the LC Draw Amount plus accrued interest, the Bank shall have the right to declare any remaining funds due and payable by written notice to the Company.  Such funds shall continue to bear interest at the Adjusted One Month LIBOR Rate until fully repaid by the Company.

1. Interest Rate; Fees.

1.1.            Adjusted One Month LIBOR Rate.  As used herein, "Adjusted One Month LIBOR Rate" shall mean an annual rate equal to two and one-half percent (2.50%) plus the greater of:  (a) the One-Month LIBOR Rate, or (b) one and one-half percent (1.50%).  "One Month LIBOR Rate" shall mean the one-month LIBOR rate quoted by the Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent and such rate to be reset monthly on each Reprice Date.  The term "New York Banking Day" means any date (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.  The term "Reprice Date" means the first day of each month.  If an LC Draw occurs other than on the Reprice Date, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two New York Banking Days prior to the date of the LC Draw, which rate plus the percentage described above shall be in effect until the next Reprice Date.  Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

1.2.            Fees, Costs, Expenses.  In consideration of the issuance of each Letter of Credit, the Company agrees to pay to the Bank, for the sole benefit of the Bank, Bank's customary letter of credit negotiation and documentation fees (which fees shall not exceed $500.00 for each Letter of Credit), all such fees being due and payable at the time of issuance of such Letter of Credit.

With respect to the period prior to September 30, 2010, the Company also agrees to pay to the Bank a fee (which shall accrue on a daily basis, but be due and payable quarterly in arrears upon the issuance of a statement to the Company by the Bank) equal to the sum of (a) an amount equal to an annualized rate of one and one-half percent (1.50%) on the daily outstanding balance of all Letters of Credit pursuant to the Facility during such calendar quarter; and (b) an amount equal to an annualized rate of one-quarter of one percent (0.25%) on the daily unused portion of the Facility during such calendar quarter (i.e., $8,750,000.00 minus the daily outstanding balance of all Letters of Credit pursuant to the Facility).

With respect to the period following September 30, 2010, the Company shall, in addition, pay to the Bank a variable fee (which shall be due and payable quarterly in arrears upon the issuance of a statement to the Company by the Bank) equal to an annualized rate of one and one-half percent (1.50%) on the average daily outstanding balance of all Letters of Credit pursuant to the Facility during such calendar quarter; such quarterly payments shall continue until a quarter occurs when there are no such outstanding Letters of Credit.

Additionally, the Company agrees to pay on demand by the Bank all other reasonable and actual costs and expenses incidental to or incurred in connection with (a) the Facility and the preparation of this Agreement and the other Loan Documents (as hereinafter defined), and any subsequent amendments or modifications thereof, (b) the enforcement of the rights of the Bank in connection therewith, and (c) any litigation, contest, dispute, proceeding or action in any way relating to the Collateral (as hereinafter defined), this Agreement or the other Loan Documents, whether any of the foregoing are incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment.  Such costs and expenses shall include, but not be limited to, reasonable attorneys' fees and out-of-pocket expenses of the Bank.  All indebtedness, debts and liabilities, including, without limitation, principal, interest, indemnification obligations, prepayment fees, late charges, collection costs, attorneys' fees and expenses, of the Company to the Bank arising under or in connection with this Agreement or the other Loan Documents are hereafter referred to collectively as the "Obligations.")

Upon the occurrence of an Event of Default as defined in Section 6.1, the payment of any fees, costs and expenses set forth in this Section 2.2 may be charged (via automatic debit) by the Bank to any Account.

All fees shall be fully earned by the Bank, as applicable, pursuant to the foregoing provisions of this Agreement on the due date thereof and, except as otherwise set forth herein or required by applicable law, shall not be subject to rebate, refund or proration.  All fees provided for in this Section 2.2 shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

2.3           Letter of Credit Reserves.  If any change in any law or regulation or in the interpretation or application thereof by any court or other governmental authority charged with the administration thereof shall either (a) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirements against Letters of Credit issued by the Bank, or (b) impose on the Bank any other condition regarding this Agreement or the Facility, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to the Bank of issuing or maintaining any Letter of Credit or the Facility (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Bank, the Company shall immediately pay to the Bank additional amounts which shall be sufficient to compensate the Bank for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Adjusted Daily LIBOR Rate. A certificate as to such increased cost incurred by the Bank, submitted by the Bank to the Company, shall be conclusive, absent manifest error, as to the amount thereof.  This provision shall survive the termination of this Agreement and shall remain in full force and effect until there is no existing or future obligation of the Bank under any Letter of Credit.

2.4           Further Assurances.  The Company hereby agrees to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Bank more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder, and further agrees to execute any and all instruments reasonably requested by the Bank in connection with the obtaining and/or maintaining of any insurance coverage applicable to any Letter of Credit.

2. Warranties and Representations.                                                           In order to induce the Bank to enter into this Agreement and to make the Facility available to the Company, the Company warrants and represents to the Bank that each of the following statements is true and correct:

2.1.            Corporate Organization and Authority.  The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio; (b) has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is not doing business or conducting any activity in any jurisdiction in which it has not duly qualified and become authorized to do business, except where the failure to so qualify will not have a Material Adverse Effect.  "Material Adverse Effect" means a material adverse effect upon (i) the business (present or future), condition (financial or otherwise), operations, performance or properties of the Company, (ii) the ability of the Company to perform its obligations under this Agreement, any Reimbursement Agreements, Security Agreements and/or the other documents contemplated herein or therein and/or executed in connection herewith or therewith, any mortgage, any guaranty, or any other agreement or instrument (collectively, the "Loan Documents"), or (iii) the rights and remedies of the Bank under the Loan Documents.

2.2.            Borrowing is Legal and Authorized.  (a) The Executive Committee of the Board of Directors of the Company has duly authorized the execution and delivery of the Loan Documents, and the Loan Documents constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally; and (b) the execution of the Loan Documents and the compliance by the Company with the applicable provisions thereof (i) are within the corporate powers of the Company, and (ii) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Company under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Company is a party or by which it is bound.

2.3.            Taxes.  All tax returns required to be filed by the Company in any jurisdiction have in fact been filed, and all taxes, estimated payments, assessments, fees and other governmental charges or levies upon the Company, or upon any of its property or assets or in respect of its franchises, businesses or income, which are due and payable have been paid, except those (a) contested in good faith by the Company, by appropriate proceedings diligently instituted and conducted, and (b) with respect to which any reserve or other appropriate provision, as shall be required in accordance with generally accepted accounting principles consistently applied ("GAAP"), shall have been made therefor.  The Company does not know of any proposed additional tax assessment against it.  The accruals for taxes on the books of the Company for its current fiscal period are adequate.

2.4.            Compliance with Law.  The Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, except to the extent that such a violation or failure does not have or is not likely to have a Material Adverse Effect.

2.5.            Litigation; Adverse Effects.  There is no action, suit, audit, proceeding, administrative proceeding, investigation or arbitration (or series of related actions, suits, audits, proceedings, investigations or arbitrations) before or by any governmental authority or private arbitrator pending or, to the knowledge of the Company, threatened against the Company or any property of the Company challenging the validity or the enforceability of any of the Loan Documents, or which, if adversely determined, shall have or is reasonably likely to have a Material Adverse Effect.  The Company is not subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or governmental authority, in each case which shall have or is likely to have a Material Adverse Effect.

2.6.            No Insolvency.  On the date of this Agreement and after giving effect to all indebtedness of the Company, the Company (a) will be able to pay its obligations as they become due and payable; (b) has assets, the present fair saleable value of which exceeds the amount that will be required to pay its probable liability on its obligations as the same become absolute and matured; (c) has sufficient property, the sum of which at a fair valuation exceeds all of the Company's indebtedness; and (d) will have sufficient capital to engage in its business.  The determination of the foregoing for the Company takes into account all of the Company's properties and liabilities, regardless of whether, or the amount at which, any such property or liability is included on a balance sheet of the Company prepared in accordance with GAAP, including property such as contingent contribution or subrogation rights, business prospects and goodwill.  The determination of the sum of the Company's properties at the present fair salable value has been made on a going concern basis.

2.7.            Government Consent.  Neither the nature of the Company or of its business or properties, nor any relationship between the Company and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution and delivery of the Loan Documents.

2.8.            No Defaults.  No event has occurred and no condition exists which would constitute an Event of Default pursuant to this Agreement.  The Company is not in violation in any respect of any term of any material agreement, charter instrument, bylaw or other material instrument to which it is a party or by which it may be bound, which violation would have a Material Adverse Effect.

2.9.            Warranties and Representations.  On the date of the issuance of any Letter of Credit pursuant to the Facility, the warranties and representations set forth in this Section 3 shall be true and correct on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

3. Company Business Covenants.  The Company covenants that on and after the date of this Agreement until terminated pursuant to the terms of this Agreement, or so long as any of the indebtedness provided for herein remains unpaid:

3.1.            Payment of Taxes.  The Company shall pay all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon; provided, however, that no such taxes, estimated payments, assessments and governmental charges are required to be paid if being contested in good faith by the Company, by appropriate proceedings diligently instituted and conducted, without any of the same becoming a lien upon the Cash Collateral, and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP, shall have been made therefor.

3.2.            Maintenance of Properties and Corporate Existence.  The Company shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a corporation duly organized and existing and in good standing under the laws of the state of its organization.

3.3. Subsidiaries.  Except as disclosed in Schedule 4.3 attached hereto (the "Company Subsidiaries"), the Company has no subsidiaries and conducts business only in the name of the Company.  The Company will promptly notify the Bank upon the creation of any additional Company Subsidiaries.

4. Financial Information and Reporting.  As long as the Company is listed on the New York Stock Exchange, is publicly traded and timely Securities and Exchange Commission filings for the Company are generally available on EDGAR Online, the Company will have no additional financial information or reporting requirements hereunder, but if any of the foregoing shall cease to be true, then at the request of the Bank, the Company shall provide such tax returns and other financial information and reports as the Bank may from time to time reasonably require.

5. Default.

5.1.            Events of Default.  Each of the following shall constitute an "Event of Default" hereunder: (a) the Company fails to make any payment of fees, principal or interest in connection with this Agreement when due; (b) the Company fails to perform or observe any covenant contained in Sections 1, 2, 3, 4 or 5 of this Agreement; (c) the Company fails to comply with any other provision of this Agreement or (subject to any shorter cure period as may be set forth in any of the following agreements) any provision contained in any security agreement, reimbursement agreement or other agreement now or hereafter executed by the Company in connection with the Facility in favor of the Bank, and such failure continues for more than 10 days after such failure shall first become known to any officer of the Company; (d) any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any other Loan Document or in any instrument or certificate furnished in compliance with or in reference hereto or thereto is false or misleading in any material respect; (e) the Company becomes insolvent or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; (f) bankruptcy, reorganization, composition, arrangement, insolvency, dissolution or liquidation proceedings are instituted by the Company, or bankruptcy, reorganization, composition, arrangement, insolvency, dissolution or liquidation proceedings are instituted against the Company which are not stayed or dismissed within 60 days; (g) the default by Company or any Company Subsidiary with respect to any Obligation or indebtedness to the Bank; or (h) a Change of Control of the Company shall have occurred.

For purposes of this Agreement, a "Change of Control" of the Company shall mean any of the following: (a) any Person or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Company equal to at least fifty percent (50%); or (b) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (i) directors of the Company as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (b)(i) above or (iii) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii) above.  For purposes of the definition of “Change of Control,” “Person” shall mean shall mean an individual, a partnership (including without limitation a joint venture), a limited liability company (including without limitation a joint venture), a corporation (including without limitation a joint venture), a business trust, a joint stock company, a trust, an unincorporated association or any other entity of whatever nature (including without limitation a joint venture).

5.2.            Default Remedies.  If an Event of Default exists, the Bank may immediately exercise any right, power or remedy permitted to the Bank by law or any provision of this Agreement and the Security Agreement, provided that any outstanding Letter of Credit for which the Bank has Cash Collateral in accordance with the requirements of this Agreement and the Security Agreement shall remain in full force and effect in accordance with its terms, subject to the Bank’s rights pursuant to this Agreement and the Security Agreement with respect to the Cash Collateral that secures such Letter of Credit.  In addition, following the occurrence of an Event of Default, the Bank shall have no further obligation to issue additional Letters of Credit pursuant to the Facility.

6. Miscellaneous.

6.1.            Notices.
(a) All communications under the Loan Documents shall be in writing and shall be mailed by certified mail, postage prepaid, or sent by commercial overnight courier:

(i) if to the Bank, at the following address, or at such other address as may have been furnished in writing to the Company by the Bank:

U.S. Bank National Association
10 West Broad Street, 12th Floor
Columbus, Ohio  43215
Attn:  Commercial Real Estate

(ii) if to the Company, at the following address, or at such other address as may have been furnished in writing to the Bank by the Company:

M/I Homes, Inc.
3 Easton Oval
Columbus, Ohio 43219
Attn:  Chief Financial Officer

(b) Any notice so addressed and stamped, if mailed by certified mail, shall be deemed to be given on the second business day following the postmark date, or if sent by commercial overnight courier, shall be deemed to be given when delivered.

6.2.            Successors and Assigns.  This Agreement and the Loan Documents shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.  Notwithstanding the foregoing, the Company shall not have the right to assign its rights or obligations under this Agreement or the Loan Documents.

6.3.            Entire Agreement.
The Loan Documents embody the entire agreement and understanding between the Company and the Bank and supersede all prior agreements and understandings between the Company and the Bank relating to the subject matter thereof.

6.4.            Reinstatement.  Notwithstanding any other provision of this Agreement, all of the rights, claims, interests and authorizations in favor of the Bank under this Agreement shall be reinstated and revived, and all of such rights, claims, interests and authorizations shall be fully enforceable, if at any time any amount paid to the Bank or any of their respective affiliates on account of any Obligation is thereafter required to be restored or returned by the Bank as a result of the bankruptcy, insolvency or reorganization of the Company, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

6.5.            Amendment and Waiver; Duplicate Originals.  All references to this Agreement and the other Loan Documents shall also include all amendments, extensions, renewals, modifications and substitutions thereto and thereof.  The provisions of this Agreement and the other Loan Documents may be amended, and the observance of any term of this Agreement and the other Loan Documents may be waived, with (and only with) the written consent of the Company and the Bank; provided, however that nothing herein shall change the sole discretion of the Bank (as set forth elsewhere in this Agreement) to make advances, determinations, decisions or to take or refrain from taking other actions.  Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

6.6.            Severability; Enforceability; Governing Law; Jurisdiction; Venue; and Service of Process.  Any provision of this Agreement or the other Loan Documents which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  No delay or failure or other course of conduct by the Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right.  All of the rights and remedies of the Bank, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently.

The validity of this Agreement and the other Loan Documents, their construction, interpretation and enforcement, and the rights of the parties hereto and thereto shall be determined under, governed by and construed in accordance with the laws of the State of Ohio (without reference to the choice of law principles thereof), but giving effect to applicable federal laws.  The parties agree that all actions or proceedings arising in connection with this Agreement and the other Loan Documents shall be tried and litigated only in the state and federal courts located in the County of Franklin, State of Ohio.

The Company hereby submits, for itself and in respect of its property, generally and unconditionally, to the jurisdiction of the aforesaid courts and waives, to the extent permitted under applicable law, any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 7.6.

The Company hereby waives personal service of the summons, complaint or other process issued in any action or proceeding and agrees that service of such summons, complaint or other process may be made by registered or certified mail addressed to the Company at the address for notices set forth in Section 7.1 of this Agreement and that service so made shall be deemed completed upon the earlier of the Company's actual receipt thereof or 3 days after deposit in the United States mails, proper postage prepaid.

Nothing in this Agreement shall be deemed or operate to affect the right of the Bank to serve legal process in any other manner permitted by law, or to preclude the enforcement by the Bank of any judgment or order obtained in such forum or the taking of any action under this Agreement or the other Loan Documents to enforce same in any other appropriate forum or jurisdiction.

6.7.            No Consequential Damages.                                                      No claim may be made by the Company, or by any of its affiliates, or their respective directors, officers, employees, attorneys or agents, against the Bank, or any of its affiliates, directors, officers, employees, attorneys or agents for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, and the Company hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

6.8.            Indemnity; Assumption of Risk.  The Company agrees to indemnify the Bank, and its affiliates, directors, officers, employees, agents and advisors (each an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any other document, agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Letter of Credit or the use of the proceeds therefrom (including any refusal by the Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, proceeding or investigation (including, without limitation, any investigation instituted or conducted by any governmental agency or instrumentality) relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

As among the Company and the Bank, the Company assumes all risks of the acts and omissions of, or misuse of Letters of Credit by the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Bank shall not be responsible (other than as a result of its gross negligence or willful misconduct):  (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile transmission or otherwise; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds of any drawing under such Letter of Credit; or (viii) for any consequences arising from causes beyond the control of the Bank including, without limitation, any act or omission, whether rightful or wrongful, of any government, court or other governmental agency or authority.  None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers under this subsection 7.8.

6.9.            WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP AMONG THE COMPANY AND THE BANK.  THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN ANY OTHER LOAN DOCUMENT.

6.10. Interest Rate Limitation.  Notwithstanding anything in this Agreement to the contrary, if at any time the interest rate applicable to the Facility, together with all fees, charges and other amounts which are treated as interest on the Facility under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of the Facility hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

6.11. Important Information About Procedures For Opening A New Account.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account.  When the Company opens an Account the Bank will ask for the depositor's name, address and other information that will allow the Bank to identify the depositor.  The Bank may also ask to see other documents that substantiate the depositor's identity.

6.12. Definitions, Exhibits and Schedules.

Definitions:

"Account" is defined in Section 1.2.
"Act" is defined in Section 7.11.
"Adjusted One Month LIBOR Rate" is defined in Section 2.1.
"Agreement" is defined in the preamble.
"Application" is defined in Section 1.1.
"Bank" is defined in the preamble.
"Business Day" is defined in Section 1.1.
"Cash Collateral" is defined in Section 1.1.
"Change of Control" is defined in Section 6.1.
"Charges" is defined in Section 7.10.
"Company" is defined in the preamble.
"Company Subsidiaries" is defined in Section 4.3.
"Event of Default" is defined in Section 6.1.
"Facility" is defined in Section 1.1.
"GAAP" is defined in Section 3.3.
"LC Application Materials" is defined in Section 1.1.
"LC Draw" is defined in Section 1.3.
"LC Draw Amount" is defined in Section 1.3.
"Letter of Credit" is defined in Section 1.1.
"Loan Documents" is defined in Section 3.1.
"Material Adverse Effect" is defined in Section 3.1.
"Maximum Rate" is defined in Section 7.10.
"New York Banking Day" is defined in Section 2.1.
"Obligations" is defined in Section 2.2.
"One Month LIBOR Rate" is defined in Section 2.1.
"Reimbursement Agreement" is defined in Section 1.1.
“Person” is defined in Section 6.1.
"Reprice Date" is defined in Section 2.1.
"Security Agreement" is defined in Section 1.1.

Exhibits:

Exhibit A                                Form of Letter of Credit
Exhibit B                                Form of Application
Exhibit C                                Form of Reimbursement Agreement
Exhibit D                                Form of Security Agreement

Schedules:
Schedule 4.3                                Schedule of Company Subsidiaries

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be duly executed as of the Effective Date first written above.

M/I HOMES, INC.,
an Ohio corporation

By:

Its: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
a national banking association,

By:

Its:

EXHIBIT  A

Form of Letter of Credit

U.S. BANK NATIONAL ASSOCIATION                                                                                     SWIFT:   USBKUS44STL
INTERNATIONAL DEPT. SL-MO-L2IL                                                                                     TELEX:
721 LOCUST STREET                                                                                     TELEPHONE: 314-418-2875
ST. LOUIS, MO 63101                                                                           FACSIMILE:                                314-418-1376
DATE:

BENEFICIARY:

OUR IRREVOCABLE LETTER OF CREDIT NO. SLCLSTL0XXXX

GENTLEMEN:

WE HEREBY ISSUE OUR IRREVOCABLE LETTER OF CREDIT NO. SLCLSTL0XXXX IN FAVOR OF YOURSELVES FOR THE ACCOUNT OF         UP TO THE AGGREGATE AMOUNT OF USD       (AMOUNT IN WORDS AND 00/100 UNITED STATES DOLLARS) AVAILABLE BY YOUR DRAFT AT SIGHT DRAWN ON U.S. BANK NATIONAL ASSOCIATION, ST. LOUIS, MISSOURI ACCOMPANIED BY:

A DATED AND SIGNED STATEMENT APPEARING ON ITS FACE TO BE EXECUTED BY
BENEFICIARY OR DULY AUTHORIZED AGENT THEREOF CERTIFYING THAT:
 “
          .”
THIS INSTRUMENT MUST BE PRESENTED WITH THE ABOVE REFERENCED DOCUMENTS FOR NEGOTIATION.

DRAFTS MUST BE DRAWN AND PRESENTED AT U.S. BANK NATIONAL ASSOCIATION, INTERNATIONAL DEPT., SL-MO-L2IL, 721 LOCUST STREET, ST. LOUIS, MISSOURI 63101 NOT LATER THAN (EXPIRY DATE).

EACH DRAFT MUST STATE THAT IT IS “DRAWN UNDER U.S. BANK NATIONAL ASSOCIATION, ST. LOUIS, MISSOURI LETTER OF CREDIT NO. SLCLSTL0XXXX DATED (ISSUANCE DATE).”

WE HEREBY ENGAGE WITH THE DRAWERS OF ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, THAT SUCH DRAFTS WILL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE.

CANCELLATION OF LETTER OF CREDIT PRIOR TO EXPIRY: THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY, MUST BE RETURNED TO US FOR CANCELLATION WITH BENEFICIARY’S STATEMENT THAT THE LETTER OF CREDIT IS BEING RETURNED FOR CANCELLATION. IN THE ABSENCE OF BENEFICIARY’S STATEMENT WE WILL CONSIDER THE LETTER OF CREDIT RETURNED FOR CANCELLATION.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 600.

VERY TRULY YOURS,

U.S. BANK NATIONAL ASSOCIATION

________________________________
AUTHORIZED SIGNATURE/

EXHIBIT  B

Form of Application

EXHIBIT  C

Form of Reimbursement Agreement

EXHIBIT D

Form of Security Agreement

SECURITY AGREEMENT
(Pledge of Deposit Account)

DEBTOR:                   M/I Homes, Inc.
ADDRESS:                                                                          3 Easton Oval, Columbus, Ohio 43219
DATE:                   July 27, 2009

The undersigned ("Debtor" whether one or more), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby jointly and severally grant, pledge and assign to U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Bank"), a security interest in the following deposit account (the "Account") whether Debtor's interest in the Account be now owned or existing or hereafter arising or acquired, together with all substitutions and replacements therefor, all books and records relating thereto, all interest and increases arising therefrom or payable in respect thereto, whether in cash, property or otherwise, and whether now or hereafter earned, paid or made, and all cash and non-cash proceeds thereof including, but not limited to, notes, drafts, checks and instruments:

Account Description                                           Principal Amount of
Name and Address of Depository                                                                                          and Number                           Account Balance Assigned

U.S. Bank National Association__________________                                                                                                ____________________
__________________
__________________
__________________

(all of the foregoing hereinafter sometimes called the "Collateral").

If the Account is less than the entire amount of the deposit account, any reduction of the monies comprising such deposit account shall be deemed first to be a reduction of monies other than those comprising the Account, unless the amount of such reduction is received by Bank.  Nothing set forth in this paragraph shall authorize or be construed to authorize Debtor to spend, withdraw, reduce, pledge, transfer, assign or otherwise dispose of the Collateral except upon the prior written consent of Bank.

The security interest hereby granted is to secure the prompt and full payment and complete performance of all Obligations of Debtor to Bank.  The word "Obligations" means all indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees to the extent permitted by law and the like) of Debtor to Bank in connection with Letters of Credit issued pursuant to any applicable Reimbursement Agreement(s) (as said terms are defined in the Credit Agreement hereinafter defined), whether now existing or hereafter arising, either created by Debtor alone or together with another or others, primary or secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, application for letter of credit, reimbursement agreement or otherwise, and any and all renewals of or substitutes therefor.

1.           General Representations and Covenants.  Debtor represents, warrants and covenants as follows:

(a)           Except for the security interest granted hereby, Debtor is, or as to Collateral arising or to be acquired after the date hereof, shall be, the sole, exclusive and record owner of the Collateral, and the Collateral is and shall remain free from any and all liens, security interests, encumbrances, claims and interests.

(b)           Debtor shall, at Debtor's expense, perform, do, make, procure, execute and deliver all acts, things, certificates, instruments, passbooks, writings and other assurances as Bank may at any time request or require to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this agreement.

(c)           If any of the Collateral is not now evidenced by a certificate, instrument, passbook or writing, and if at any time during the term of this agreement, a certificate, instrument, passbook or writing shall be used or issued to evidence Debtor's interest in the Collateral, Debtor shall, immediately upon learning of the same, notify in writing the loan officer who is handling Debtor's Obligations on behalf of Bank that such has occurred, or that such is going to occur, and shall assist Bank in order to ensure that Bank obtains possession of that evidence or otherwise perfects its security interest in the certificate, instrument, passbook or writing evidencing the Collateral.

(d)           Debtor shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Collateral, other than the security interest granted hereby, and shall defend the right, title and interest of Bank in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

(e)           Subject to any limitation stated therein or in connection therewith, all information furnished by Debtor concerning the Collateral or otherwise in connection with the Obligations, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

(f)           Debtor's legal name, state of organization and chief executive office are as set forth at the beginning of this Agreement.  Unless Bank consents in writing to a change in Debtor's legal name or state of organization prior to such a change, Debtor shall not change its legal name or state of organization.

2.           Preservation and Disposition of Collateral.

(a)           Debtor shall not spend, withdraw, reduce, pledge, transfer, assign or otherwise dispose of the Account or any portion thereof.  Bank shall be entitled to condition withdraws from the Account upon the receipt of such matters as it may reasonably request, including, but not limited to, evidence that Debtor is in full compliance with each of the terms and conditions of, and that no Event of Default exists under that certain Master Letter of Credit Facility Agreement dated as of July 27, 2009 (the "Credit Agreement"), evidencing the Obligations.

(b)           Debtor shall advise Bank promptly, in writing and in reasonable detail, (i) of any material encumbrance upon or claim asserted against any of the Collateral; and (ii) of the occurrence of any event that would have a material effect upon the aggregate value of the Collateral or upon the security interest of Bank.

(c)           At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or arising in connection with the Collateral.  Debtor agrees to reimburse Bank upon demand for any payment made or any expense incurred (including reasonable attorneys' fees to the extent permitted by law) by Bank pursuant to the foregoing authorization.  Should Debtor fail to pay said sum to Bank upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations.

3.           Extensions and Compromises.  With respect to any Collateral held by Bank as security for the Obligations, Debtor assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and to the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Bank may deem advisable.  Bank shall have no duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of any right pertaining thereto, beyond the safe custody of Collateral in the possession of Bank.

4.           Bank's Authorization.  Debtor hereby irrevocably authorizes Bank and any officer or agent thereof, in the place and stead of Debtor and in the name of Debtor or in Bank's own name, in Bank's discretion, to take any and all appropriate action and to execute, authenticate and deliver any and all documents, instruments and records that may be necessary or desirable to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, Debtor hereby authorizes Bank, on behalf of Debtor, without notice to or assent by Debtor:

Debtor hereby ratifies all that the Bank shall lawfully do or cause to be done by virtue hereof.

The authorization granted to Bank hereunder is solely to protect its interests in the Collateral and shall not impose any duty upon Bank to exercise the same.  Bank shall be accountable only for amounts that Bank actually receives as a result of the exercise of such authorization and neither Bank nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Bank's own gross negligence or willful misconduct.

5.           Default.  If any event of default in the payment of any of the Obligations or in the performance of any of the terms, conditions, or provisions of any instrument or document evidencing the Obligations secured by this agreement or in the performance of any covenant contained herein shall occur and be continuing; or if any warranty, representation or statement made or furnished to Bank by Debtor proves to have been false in any material respect when made or furnished; or if Bank shall, in the exercise of commercially reasonable judgment, deem itself insecure as to the prospect of payment of any of the Obligations:

(a)           Bank may, at its option and without notice, declare the unpaid balance of any or all of the Obligations immediately due and payable and this agreement and any or all of the Obligations in default and may immediately apply any or all of the Collateral to the payment of the Obligations; and

(b)           Bank and its nominees shall have the additional rights and remedies of a secured party under this agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the law of the State of Ohio including, but not limited to, the right to demand and receive the Collateral from any of the depositories designated above.  To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Bank arising out of Bank's collection, receipt, retention or disposition of the Collateral including, but not limited to, any claim based upon the early withdrawal or redemption of the Collateral by Bank.  Debtor shall remain liable for any deficiency if the Collateral is insufficient to pay all amounts to which Bank is entitled.  Debtor shall also be liable for the costs of collecting any of the Obligations or otherwise enforcing the terms thereof or of this agreement including reasonable attorneys' fees to the extent permitted by law.

6.           General.  Debtor agrees that if Bank is the depository for any Account, Bank may reduce the rate of interest on such Account, at any time and from time to time, in order to comply with any laws or regulations, including those that require the rate of interest applicable to any Obligation to exceed any rate of interest payable with respect to such Account.  Any provision of this agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Bank shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Bank.  No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right.  All of Bank's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.  Any written demand upon or written notice to the Debtor shall be given in accordance with the Loan Agreement shall be effective when deposited in the mails addressed to the Debtor at the address shown at the beginning of this Agreement.  This agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the law of the State of Ohio.  The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of Debtor and Bank.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, Debtor has signed this Agreement as of the date first above written.

DEBTOR:

 M/I HOMES, INC., an Ohio corporation

By:
Print Name:
Its:

SCHEDULE 4.3

Schedule of Company Subsidiaries

M/I Financial Corp.
M/I Homes Service LLC
MHO, LLC
M/I Properties, LLC
Northeast Office Venture, LLC
TransOhio Residential Title Agency, Ltd.
M/I Homes of Indiana, L.P.
M/I Homes First Indiana LLC
M/I Homes Second Indiana LLC
M/I Homes of Florida LLC
M/I Homes of Tampa, LLC
M/I Homes of Orlando, LLC
M/I Homes of West Palm Beach, LLC
M/I Homes of Central Ohio, LLC
M/I Homes of Cincinnati, LLC
M/I Homes of Raleigh, LLC
M/I Homes of Charlotte, LLC
M/I Homes of DC, LLC
MHO Holdings, LLC
The Fields at Perry Hall, LLC
Wilson Farm, LLC
M/I-Majestic Oaks GP, LLC
M/I Homes of Chicago, LLC
M/I Title Agency, Ltd.